                               DANA CORPORATION                  EXHIBIT 21
                                  Subsidiaries
                            as of February 17, 1994

Name                                                         Jurisdiction
- ----                                                         ------------
Albarus Inc.                                                 Delaware

DTF Trucking, Inc.                                           Delaware

Dana Distribution, Inc.                                      Delaware

Dana International Finance, Inc.                             Delaware

Dana International Limited                                   Delaware

Dana World Trade Corporation                                 Delaware

Flight Operations, Inc.                                      Delaware

Gemstone Gasket Company                                      Delaware

Precision Specialties, Inc.                                  Delaware

Swanton Air Three, Inc.                                      Delaware

Reinz Wisconsin Gasket Co.                                   Delaware

Results Unlimited, Inc.                                      Delaware

Warner Sensors Corporation                                   Delaware

Undercar International, Inc.                                 Delaware

Krizman International, Inc.                                  Delaware

Summit Fidelity Insurance Agency, Inc.                       Michigan

Diamond Financial Holdings, Inc.                             Delaware
  Admiral's Harbour, Inc.                                    Ohio
  Summey Building Systems, Inc.                              North Carolina
    PRO-DEL Properties, Inc.                                 North Carolina
  Dana Credit Corporation                                    Delaware
    Dana Commercial Credit Corporation                       Delaware
     DCC Franchise Services, Inc.                            Delaware
     Dana Business Credit Corp.                              Delaware
      Dana Commercial Finance Corporation                    Delaware
     Dana Fleet Leasing, Inc.                                Delaware
     Camotop Corporation                                     Delaware
     Camotop One Corporation                                 Delaware
     Camotop Two Corporation                                 Delaware
     Potomac Leasing Company                                 Delaware
     Leasing International Corporation                       Delaware
     DCC Project Finance One, Inc.                           Delaware
     DCC Project Finance Two, Inc.                           Delaware
     DCC Project Finance Three, Inc.                         Delaware
      DCC Linden, Inc.                                       Delaware
     DCC Project Finance Four, Inc.                          Delaware
     Leased Equipment, Inc.                                  Delaware
      Lease Recovery, Inc.                                   Delaware
     DCC Vendercom, Inc.                                     Delaware
     Isom & Associates, Inc.                                 Delaware
     REBAC, Inc.                                             Delaware
     REED, Inc.                                              Delaware
     DCC Servicing, Inc.                                     Delaware





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
                                                          EXHIBIT 21 (continued)

Name                                                         Jurisdiction
- ----                                                         ------------
    CCD Air Ten, Inc.                                        Delaware
    CCD Air Eleven, Inc.                                     Delaware
    CCD Air Twelve, Inc.                                     Delaware
    CCD Air Thirteen, Inc.                                   Delaware
    CCD Air Fourteen, Inc.                                   Delaware
    CCD Air Fifteen, Inc.                                    Delaware
    CCD Air Sixteen, Inc.                                    Delaware
    CCD Air Seventeen, Inc.                                  Delaware
    CCD Air Eighteen, Inc.                                   Delaware
    CCD Air Nineteen, Inc.                                   Delaware
    CCD Air Twenty, Inc.                                     Delaware
    CCD Air Twenty-One, Inc.                                 Delaware
    CCD Air Twenty-Two, Inc.                                 Delaware
    CCD Air Twenty-Three, Inc.                               Delaware
    CCD Air Thirty, Inc.                                     Delaware
    CCD Air Thirty-One, Inc.                                 Delaware
    CCD Air Thirty-Two, Inc.                                 Delaware
    CCD Air Thirty-Three, Inc.                               Delaware
    CCD Air Thirty-Four, Inc.                                Delaware
    CCD Air Thirty-Five, Inc.                                Delaware
    CCD Air Thirty-Six, Inc.                                 Delaware
    CCD Air Thirty-Seven, Inc.                               Delaware
    CCD Air Thirty-Eight                                     Delaware
    CCD Air Thirty-Nine                                      Delaware
    CCD Air Forty, Inc.                                      Delaware
    CCD Air Forty-One, Inc.                                  Delaware
    CCD Air Forty-Two, Inc.                                  Delaware
    CCD Air Forty-Four, Inc.                                 Delaware
    CCD Air Forty-Five, Inc.                                 Delaware
    CCD Rail Two, Inc.                                       Delaware
    RETRAM, Inc.                                             Delaware
    REFIRST, Inc.                                            Delaware
    Dana Lease Finance Corporation                           Delaware
     Dana Leasing, Inc.                                      Delaware
     XYZ Leasing, Inc.                                       Michigan
     FDC Finance, Inc.                                       Minnesota
     CCD Air One, Inc.                                       Delaware
     CCD Air Two, Inc.                                       Delaware
     CCD Air Three, Inc.                                     Delaware
     CCD Air Four, Inc.                                      Delaware
     CCD Air Five, Inc.                                      Delaware
     CCD Air Seven, Inc.                                     Delaware
     CCD Air Eight, Inc.                                     Delaware
     CCD Air Nine, Inc.                                      Delaware
     RECONN, Inc.                                            Delaware
     DCC Spacecom Two, Inc.                                  Delaware
     JVQ Capital One, Inc.                                   Delaware
     REVA, Inc.                                              Delaware
     DCC Vendorcom, Inc.                                     Delaware
     DDC Air Forty-Three, Inc.                               Delaware
    Farnborough Properties Partners I Limited                Delaware
    Farnborough Properties Partners II Limited               Delaware
    Farnborough Properties Partners III Limited              Delaware
    Farnborough Properties Partners IV Limited               Delaware
  Shannon Properties, Inc.                                   Delaware
    First Shannon Realty of North Carolina, Inc.             North Carolina
    Lenox I-4 Lakeland Associates                            Florida
    Region Center Associates                                 Florida
    Sunforest Communications Group                           Florida
    Brittania Properties                                     Florida
  Dana Risk Management Services, Inc.                        Ohio
  Ottawa Properties, Inc.                                    Michigan
  Findlay Properties, Inc.                                   Ohio
  Glendale Investment Company                                Ohio
Dana Venture Capital Corporation                             Ohio

Name                                                         Jurisdiction
- ----                                                         ------------
Hayes-Dana Inc.                                              Canada
  Hayes-Dana (Quebec), Inc.                                  Canada
  St. Catharines Financial Inc.                              Canada
Dana Commercial Credit, Canada Inc.                          Canada
Air Refiner (Canada) Ltd.                                    Canada

Dana Japan, Ltd.                                             Japan
Nippon Reinz Co. Ltd.                                        Japan

Dantean Co., Ltd                                             Thailand
Dana Asia (Thailand) Ltd.                                    Thailand
Spicer Asia (Thailand) Ltd.                                  Thailand
Dana Industrial Co., Ltd.                                    Thailand

Dana Asia (Singapore) Pte. Ltd.                              Singapore

Dana Asia (Taiwan) Ltd.                                      Taiwan
Dana Asia (Taiwan) APD Co., Ltd.                             Taiwan
Spicer Asia Engineering Ltd.                                 Taiwan
Taiyiu Warner Industrial Ltd.                                Taiwan

Dana Australia (Holdings) Limited                            Australia
  Dana Australia Pty Limited                                 Australia
   Truckline Parts Centres Pty. Ltd.                         Australia
   Spicer Drive Train Pty. Ltd.                              Australia
Warner Electric Australia Pty. Ltd.                          Australia

Dana Europe Holdings B.V.                                    Netherlands
  Dana Distribution (Holland) B.V.                           Netherlands
  Technisch Bureau Hoevelaken B.V.                           Netherlands
  Warner Electric B.V.                                       Netherlands
  Spicer Netherland B.V.                                     Netherlands
  Superior Electric Nederland B.V.                           Netherlands

Warner Electric SA                                           Belgium

Dana Holdings Limited                                        United Kingdom
 Dana Limited                                                United Kingdom
   Brown Brothers Corporation Ltd.                           United Kingdom
   Brown Brothers Engineering Limited                        United Kingdom
   Steiber Formsprag Ltd.                                    United Kingdom
   Posidata Ltd.                                             United Kingdom
   B. Equipment Ltd.                                         United Kingdom
   Warner Electric Limited                                   United Kingdom
 Wichita Company Limited                                     United Kingdom
Superior Electric Engineering Services, Ltd.                 United Kingdom
Shannon Properties UK, Ltd.                                  United Kingdom
Shannon Finance Ltd.                                         United Kingdom
Dana Commercial Credit Ltd.                                  United Kingdom
Dana Commercial Credit (UK) Ltd.                             United Kingdom
Farnborough Properties Company                               United Kingdom
  Farnborough Aerospace Centre Management Limited            United Kingdom
Farnborough Airport Properties Company                       United Kingdom

Name                                                         Jurisdiction
- ----                                                         ------------
Dana S.A.                                                    France
 Floquet Monopole S.A.                                       France
  Societe Industrielle de Precision Marti, S.A.              France
  S.R.I.M.                                                   France
 Spicer France S.A.R.L.                                      France
 Warner France S.A.                                          France
 Collins & Tournadre "Tourco"                                France
      GIE Warner & Tourco                                    France
Superior Electric S.A.R.L.                                   France
Dana Finance S.A.                                            France

Warner Electric SPA                                          Italy
Spicer Italia s.r.l.                                         Italy
Dana Italia SPA                                              Italy

Warner Electric Ltd.                                         Spain
Spicer Espana, S.A.                                          Spain
Dana Equipamientos SA                                        Spain
Industrias Seloc-Juntas Reinz SA                             Spain

Dana AB                                                      Sweden
   Warner-Tollo AB                                           Sweden

Warner Electric (International) S.A.                         Switzerland
Warner Electric S.A.                                         Switzerland

Dana GmbH                                             Fed. Republic of Germany
 Dana Holding GmbH                                    Fed. Republic of Germany
Stieber Formsprag GmbH                                Fed. Republic of Germany
  The Weatherhead GmbH                                Fed. Republic of Germany
ATV-Antriebstechnik Vertriebes-GmbH                   Fed. Republic of Germany
  Warner Electric GmbH                                Fed. Republic of Germany
  Erwin Hengstler Hydraulic GmbH                      Fed. Republic of Germany
  Spicer GmbH                                         Fed. Republic of Germany
Dana Beteilgungs GmbH                                 Fed. Republic of Germany
Euro Reinz GmbH                                       Fed. Republic of Germany
Hugo Reinz GmbH                                       Fed. Republic of Germany
Reinz Dichtungs GmbH                                  Fed. Republic of Germany

Dana Equipamentos Ltda.                                      Brazil
  Albarus, S.A. Industrial E Comercio                        Brazil
    Albarus Corretora de Seguros Ltda.                       Brazil
    Pellegrino Autopecas Industrial e Comercio Ltda.         Brazil
    Albarus Sistemas Hidraulicos Ltda.                       Brazil
      Induscromo Industria e Comercio de Cromo Ltda.         Brazil
   Albarus S.A. Comercial e Exportadora                      Brazil
   Cirane Industria e Comercio Ltda.                         Brazil
   International Machinery S.A.                              Brazil
Warner Electric do Brasil Ltda.                              Brazil
Previalbarus Societe de Providencia Privada                  Brazil

Solar Insurance Company Limited                              Bermuda
Astro Insurance Company Ltd.                                 Bermuda

Dana Foreign Sales Corp.                                     Virgin Islands
Fairway Captive Services Limited                             Virgin Islands
DCC Spacecom Ltd.                                            Virgin Islands

Dana Asia (Hong Kong) Limited                                Hong Kong
Shui Hing Manufacturing Company Limited                      Hong Kong

Name                                                         Jurisdiction
- ----                                                         ------------
Technologia de Mocion Controlada S.A. de C.V.                Mexico
Transeje, SA de C.V.                                         Mexico

UBALI S.A.                                                   Uruguay

E. Daneri, I.C.S.A.                                          Argentina
  Aros Daneri, S.A.                                          Argentina
  Danargen, S.A.I.C.                                         Argentina

Dana Asia Pacific (Malaysia) Sdn. Bhd.                       Malaysia

Dana Asia (Korea) Co., Ltd                                   Korea

Industria De Ejes y Transmissiones S.A.                      Colombia
  Transejes C.D. Ltda.                                       Columbia
  Transpart Ltda.                                            Columbia
  Transcar Ltda.                                             Columbia
  Transmotor Ltda.                                           Columbia

Spicer India Limited                                         India





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